Exhibit 4.34

EXECUTION COPY

SIXTH AMENDMENT TO THE STANDSTILL AGREEMENT

SIXTH AMENDMENT TO THE STANDSTILL AGREEMENT, dated as of December 5, 2003 (this “Amendment”), to the Standstill Agreement and Fifth Amendment to the Credit Agreement dated as of April 15, 2002 (as amended, supplemented or otherwise modified from time to time, the “Standstill Agreement”), among the Borrowing Subsidiaries signatories thereto, the Foreign Subsidiary Guarantors signatories thereto, GNB Battery Technologies Japan, Inc., (GNB Battery Technologies Japan, Inc., together with the Borrowing Subsidiaries and the Foreign Subsidiary Guarantors, the “Standstill Parties”), the Standstill Lenders (as defined in the Credit Agreement), Credit Suisse First Boston, as administrative agent (in such capacity, the “Administrative Agent”) for the Standstill Lenders, and others.

PRELIMINARY STATEMENT

(1) The Standstill Parties have requested that the Standstill Lenders extend the scheduled termination date of the Standstill Agreement. The Standstill Lenders are willing to consent to such an extension upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specified, terms defined in the Standstill Agreement or the Credit Agreement and used herein shall have the meanings given to them in the Standstill Agreement or the Credit Agreement, as applicable.

SECTION 2. Amendments to Standstill Agreement. On the Effective Date (as hereinafter defined), the Standstill Agreement shall be amended as follows:

(a) Amendment to Section 3. Section 3(a) of the Standstill Agreement is amended by deleting the date “December 18, 2003” and replacing it with the date “March 18, 2004”.

(b) Amendment to Section 8. Section 8 of the Standstill Agreement is amended by (i) deleting the word “or” at the end of paragraph (xv) and inserting the same word at the end of paragraph (xvi) and (ii) inserting a new paragraph (xvii) immediately after clause (xvi) as follows:

“(xvii) The Scheduled Termination Date (as defined in the Post-Petition Credit Agreement) shall occur;”.

Sixth Amendment to Standstill Agreement

SECTION 3. Conditions to Effectiveness. This Amendment shall be effective on the date on which the Administrative Agent shall have signed the Amendment and all of the following conditions precedent have been satisfied (the “Effective Date”):

(a) Certain Documents. The Administrative Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i) this Amendment, executed and delivered by (w) each of the Standstill Lenders, (x) each of the Standstill Parties and (y) the Administrative Agent; and

(ii) such additional documentation as the Administrative Agent may reasonably require or as requested by the Post-Petition Administrative Agent or any of the DIP Lenders.

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent.

(c) No Events of Default. After giving effect to the Amendment, no Standstill Event shall have occurred and be continuing, and the representations and warranties contained in the Standstill Agreement shall be correct in all material respects as though made on and as of the Effective Date.

(d) Payment of Costs, Fees and Expenses. All accrued and unpaid fees and expenses of the Administrative Agent in connection with this Amendment including, without limitation, the unpaid fees and expenses of counsel to the Administrative Agent (including United States and local counsel in foreign jurisdictions) shall have been paid.

SECTION 4. Representations and Warranties. To induce the Standstill Lenders parties hereto to enter into this Amendment, each of the Standstill Parties hereby represents and warrants to the Administrative Agent and all of the Standstill Lenders the following:

(a) The execution, delivery and performance by each Standstill Party of the Amendment and the Loan Documents to which it is a party, as amended hereby, are within such Standstill Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Standstill Party’s Constituent Documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Standstill Party, or (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation, including, without limitation, the bilateral loan documents, of EHE, EHA or any of their Subsidiaries. As of the Effective Date, no Standstill Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably expected to have a Material Adverse Effect.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required to be obtained by the Standstill Parties in connection with the execution and delivery, or performance by any Standstill Party of any of its obligations under the Amendment and the Standstill Agreement, as amended hereby.

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(c) The Amendment has been duly executed and delivered by each Standstill Party, and is the legal, valid and binding obligation of such Standstill Party, enforceable against such Standstill Party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights or by equitable principles generally.

(d) No Standstill Party has an existing claim against any Standstill Lender arising out of, relating to or in connection with the Loan Documents.

(e) As of the Effective Date, EHE is not in breach of, or in default under, the DM Agreement, and no Foreign Subsidiary is in breach of, or in default under, any other Contractual Obligation, binding on or affecting any Foreign Subsidiary or any of their properties, where the consequence of such default is to confer rights upon any person against such Foreign Subsidiary which, if exercised, can be reasonably expected to have a Material Adverse Effect.

(f) Each Standstill Party hereby represents and warrants to the Standstill Lenders and the Administrative Agent that as of the date hereof, and after giving effect to the amendment contained herein, (a) no Standstill Event under the Standstill Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Standstill Party contained in Section 12 of the Standstill Agreement are, as of the date of execution hereof, true and correct in all material respects, as though made on and as of such date (other than representations and warranties expressly limited to a specific date).

SECTION 5. Reference to and Effect on the Loan Documents.

(a) On and after the Effective Date, each reference in the Standstill Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Standstill Agreement and each reference in the Credit Agreement and other Loan Documents to “the Standstill Agreement”, “thereunder”, “thereof” or words of like import referring to the Standstill Agreement, shall mean and be a reference to the Standstill Agreement as amended and otherwise modified hereby.

(b) The Standstill Agreement, the Credit Agreement and each of the other Loan Documents, except to the extent of the amendments, covenants and other modifications specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Standstill Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) This Amendment is and shall be a Loan Document.

SECTION 6. Affirmation of Loan Documents. Each Standstill Party, in its capacity as a Guarantor or otherwise, hereby consents to the modification of the Standstill Agreement, effected hereby and hereby acknowledges and agrees that the terms of this Amendment shall not affect in any way its duties, Obligations and liabilities under the Credit

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Sixth Amendment to Standstill Agreement

Agreement, including under its Guarantee, the Standstill Agreement, or any other Loan Document to which it is a party, all of which duties, Obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Waiver of Jury Trial. Each of the Standstill Parties, the Administrative Agent and the Standstill Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of the Administrative Agent or any Standstill Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 9. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 10. Costs and Expenses. EHE hereby agrees to pay, and each of the other Foreign Subsidiary Guarantors guarantees payment (subject to the exceptions set forth in Schedule 10.1 of the Credit Agreement) of, all reasonable costs and expenses associated with the preparation, execution, delivery, administration, and enforcement of this Amendment, including, without limitation, the fees and expenses of the Administrative Agent’s counsel (including local counsel in foreign jurisdictions) and financial advisor and the out-of-pocket expenses of the Steering Committee (in each case, whether incurred prior to or after the Effective Date).

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Sixth Amendment to Standstill Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Each of the following Subsidiaries as a Borrowing Subsidiary and as a Guarantor, subject to the limitations, if any, contained in Section 10.1 of the Credit Agreement

EXIDE HOLDING EUROPE S.A.

By:

Name: Title:

COMPAGNIE EUROPÉENNE D’ACCUMULATEURS S.A.

By:

Name: Title:

EURO EXIDE CORPORATION LIMITED

By:

Name: Title:

SOCIEDAD ESPAÑOLA DEL ACUMULADOR TUDOR S.A.

By:

Name: Title:

TUDOR A.B.

By:

Name: Title:

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EXIDE TECHNOLOGIES NEDERLAND B.V.

By:

Name: Title:

CMP BATTERIES LIMITED

By:

Name: Title:

DEUTSCHE EXIDE STANDBY GMBH

By:

Name: Title:

DEUTSCHE EXIDE GMBH

By:

Name: Title:

MERCOLEC TUDOR B.V.

By:

Name: Title:

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Each of the following Subsidiaries as a Guarantor, subject to the limitations, if any, contained in Section 10.1 of the Credit Agreement

CHLORIDE MOTIVE POWER IBERICA S.L.

By:

Name: Title:

CMP BATTERIJEN N.V.

By:

Name: Title:

EXIDE AUTOMOTIVE BATTERIE GMBH

By:

Name: Title:

HAGEN BATTERIE AG

By:

Name: Title:

ELECTRO MERCANTIL INDUSTRIAL S.L.

By:

Name: Title:

EXIDE (DAGENHAM) LIMITED

By:

Name: Title:

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FULMEN UK LIMITED

By:

Name: Title:

EXIDE AUTOMOTIVE S.A.

By:

Name: Title:

SOCIEDADE PORTUGUESA DO ACUMULADOR TUDOR S.A.

By:

Name: Title:

EXIDE DANMARK A/S

By:

Name: Title:

EXIDE BATTERIER AB

By:

Name: Title:

CENTRA S.A.

By:

Name: Title:

EXIDE SØNNAK A/S

By:

Name: Title:

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EXIDE BATTERIES LIMITED

By:

Name: Title:

B.I.G. BATTERIES LIMITED

By:

Name: Title:

EXIDE LENDING LIMITED

By:

Name: Title:

EXIDE ITALIA S.R.L.

By:

Name: Title:

INDUSTRIA COMPOSIZIONI STAMPATE, SPA

By:

Name: Title:

EXIDE HOLDINGS LIMITED

By:

Name: Title:

EXIDE TECHNOLOGIES HOLDING BV

By:

Name: Title:

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EXIDE TRANSPORTATION HOLDING EUROPE, SL

By:

Name: Title:

EXIDE AUSTRALIA PTY LIMITED

By:

Name: Title:

EXIDE TECHNOLOGIES LIMITED

By:

Name: Title:

EXIDE HOLDING ASIA PTE LIMITED

By:

Name: Title:

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GNB TECHNOLOGIES (CHINA) LIMITED

By:

Name: Title:

EXIDE SINGAPORE PTE LIMITED

By:

Name: Title:

EXIDE CANADA INC.

By:

Name: Title:

1036058 ONTARIO INC.

By:

Name: Title:

GNB TECHNOLOGIES LIMITED

By:

Name: Title:

MBD NATIONAL LIMITED

By:

Name: Title:

NATIONAL BATTERY DISTRIBUTION LIMITED

By:

Name: Title:

Sixth Amendment to Standstill Agreement

NORD GROUP LIMITED

By:

Name: Title:

OHE LIMITED

By:

Name: Title:

SPITFIRE BATTERIES LIMITED

By:

Name: Title:

TS BATTERIES LIMITED

By:

Name: Title:

GNB TECHNOLOGIES NV

By:

Name: Title:

DETA UK LIMITED

By:

Name: Title:

FRIWO BATTERIES LIMITED

By:

Name: Title:

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GEMALA IRELAND (HOLDINGS) LIMITED

By:

Name: Title:

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GNB BATTERY TECHNOLOGIES JAPAN, INC.

As a Guarantor, subject to the limitations, if any, contained in Section 10.1 of the Credit Agreement

By:

Name: Title:

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CREDIT SUISSE FIRST BOSTON, as Administrative Agent

By:

Name: Title:

By:

Name: Title:

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Lenders

[PRINT NAME OF LENDER]

By

Name: Title:

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